Exhibit 10.13

FIRST AMENDMENT
TO
VERSO PAPER CORP.
2008 INCENTIVE AWARD PLAN

This First Amendment to Verso Paper Corp. 2008 Incentive Award Plan (this “Amendment”) amends the Verso Paper Corp. 2008 Incentive Award Plan (the “Plan”) as set forth herein.  Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Plan.

Amendment to Section 12.1. Section 12.1 of the Plan is hereby amended and restated in its entirety as follows:

12.1           Administrator.  The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Common Stock are traded); provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee.  Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment.  Committee members may resign at any time by delivering written notice to the Board.  Vacancies in the Committee may only be filled by the Board.  Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

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I hereby certify that this Amendment was duly approved and adopted by the Board of Directors of the Company on December 31, 2008.

Date:  December 31, 2008

/s/ Peter H. Kesser
Peter H. Kesser
Secretary